Exhibit 99.1

Contact: Sean K.F. Hannan, Vice President, Investor Relations Sean.Hannan@ttmtech.com +1 339 466 7737

TTM Technologies, Inc. Reports Second Quarter 2026 Results

SANTA ANA, Calif. – August 5, 2026 – TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”), a leading global manufacturer of technology products, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and technologically advanced interconnect products, including printed circuit boards (“PCB”s) and substrates, today reported results for the second quarter of 2026, which ended on June 29, 2026.

Second Quarter 2026 Highlights

•	Net sales were $1.0 billion, up 37% year on year, and an all-time quarterly record

•	GAAP net income of $83.0 million, or $0.77 per diluted share

•	Adjusted EBITDA of $166.8 million, or 16.6% of net sales

•	Non-GAAP net income of $106.9 million, or $0.99 per diluted share, an all-time quarterly record

•	Cash flow from operations of $96.4 million, or 9.6% of net sales

•	Total book to bill of 1.49

•	A&D end market was 37% of total net sales; and total program backlog was over $1.7 billion

•	Data Center and Networking end market was 40% of total net sales driven by continued AI demand

Second Quarter 2026 GAAP Financial Results

Net sales in the second quarter of 2026 were $1.0 billion, compared to $730.6 million in the second quarter of 2025.

GAAP operating income in the second quarter of 2026 was $109.1 million. This compared to GAAP operating income in the second quarter of 2025 of $61.8 million.

GAAP net income in the second quarter of 2026 was $83.0 million, or $0.77 per diluted share. This compared to GAAP net income in the second quarter of 2025 of $41.5 million, or $0.40 per diluted share.

Second Quarter 2026 Non-GAAP Financial Results

Adjusted EBITDA in the second quarter of 2026 was $166.8 million, or 16.6% of net sales, compared to adjusted EBITDA of $109.7 million, or 15.0% of net sales, in the second quarter of 2025.

Non-GAAP net income in the second quarter of 2026 was $106.9 million, or $0.99 per diluted share, compared to non-GAAP net income of $60.8 million, or $0.58 per diluted share, in the second quarter of 2025.

“We delivered another record high quarterly net sales and non-GAAP EPS, reflecting the strength of our strategic business model, positive market demand trends across end markets, and operational excellence from our employees. Revenues grew 37% year on year, powered largely by ongoing robust demand in the Data Center and Networking end market, which increased 91% year on year. Our Medical, Industrial and Instrumentation end market experienced 33% year on year revenue growth, and our Aerospace and Defense end market delivered 14% year on year revenue growth and a healthy improvement in backlog, reflecting our positive alignment with projected priority defense programs,” said Edwin Roks, President & CEO of TTM Technologies, Inc. “Adjusted EBITDA margin was a healthy 16.6%, providing evidence that our margin expansion efforts are currently working. Cash from operations was $96.4 million and our net leverage ratio is 0.9x.” concluded Dr. Roks.

Contact: Sean K.F. Hannan, Vice President, Investor Relations Sean.Hannan@ttmtech.com +1 339 466 7737

Dr. Roks added, “Looking forward, we are excited about TTM’s strategic position given our strong existing customer momentum in addition to our announced agreements to acquire Swiss Technology Group AG and ILFA GmbH, as part of our entry into Europe, which we expect to close in the third quarter of 2026. During the quarter, we also took steps through the recently announced $1.0 billion revolver and upsized Term Loan B to increase balance sheet flexibility and provide additional capacity for organic and inorganic investments that align with our strategy.”

Business Outlook

For the third quarter of 2026, TTM estimates that net sales will be in the range of $1.10 billion to $1.14 billion, and non-GAAP net income will be in the range of $1.21 to $1.27 per diluted share. For full year 2026, TTM now expects net sales of approximately $4.4 billion and non-GAAP net income per share to approach $5.00. Our third quarter estimate and full year outlook do not include any contribution or impact from pending acquisitions.

With respect to TTM’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share exclude the future impact of restructuring actions, impairment charges, unusual gains and losses including but not limited to unrealized foreign exchange translation, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, reconciliations of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP have not been provided because TTM is unable to provide such reconciliation without unreasonable effort. For the same reasons, TTM is unable to address the probable significance of the information.

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss second quarter 2026 results and the third quarter 2026 outlook on Wednesday, August 5, 2026, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Access to the conference call will be made available by dialing +1 (800) 715-9871 in the USA & Canada or +1 (646) 307-1963 with Passcode: 8905104. The conference call will also be simulcast on the company’s website for those who would like to view the live webcast, and this can be accessed by clicking on the link TTM Technologies Second Quarter 2026 Webcast. The webcast will remain accessible for one week following the live event.

Contact: Sean K.F. Hannan, Vice President, Investor Relations Sean.Hannan@ttmtech.com +1 339 466 7737

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology products, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and technologically advanced interconnect products, including PCBs and substrates. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop design, engineering and manufacturing services enable customers to reduce the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates, and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers, and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

To supplement our consolidated condensed financial statements presented on a GAAP basis, this release includes information about TTM’s adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, and non-GAAP earnings per diluted share (“EPS”), all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliations below to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Second Quarter		First Two Quarters
	2026	2025	2026	2025
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$1,004,054	$730,621	$1,850,030	$1,379,289
Cost of goods sold	792,196	582,512	1,456,991	1,100,208

Gross profit	211,858	148,109	393,039	279,081

Operating expenses:
Selling and marketing	25,490	21,316	50,484	42,587
General and administrative	62,107	49,719	130,852	93,493
Research and development	7,978	7,009	15,786	15,073
Amortization of definite-lived intangibles	6,888	6,888	13,777	13,777
Restructuring charges	340	1,408	636	2,122

Total operating expenses	102,803	86,340	211,535	167,052

Operating income	109,055	61,769	181,504	112,029
Interest expense	(10,496)	(11,095)	(21,096)	(22,559)
Loss on extinguishment of debt	(747)	—	(747)	—
Unrealized loss on derivative instruments	(13,994)	—	(13,994)	—
Other, net	(2,571)	(5,149)	(5,895)	(2,954)

Income before income taxes	81,247	45,525	139,772	86,516
Income tax benefit (provision)	1,800	(3,995)	(6,737)	(12,808)

Net income	$83,047	$41,530	$133,035	$73,708

Earnings per share:
Basic	$0.80	$0.41	$1.28	$0.72
Diluted	0.77	0.40	1.24	0.70
Weighted-average shares used in computing per share amounts:
Basic	104,291	101,857	104,061	101,861
Diluted	107,583	104,873	107,334	104,701
Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding	104,291	101,857	104,061	101,861
Dilutive effect of performance-based stock units, restricted stock units and stock options	3,292	3,016	3,273	2,840

Diluted shares	107,583	104,873	107,334	104,701

SELECTED BALANCE SHEET DATA
	June 29, 2026	December 29, 2025
Cash and cash equivalents	$507,905	$501,234
Accounts receivable, net	720,143	563,741
Contract assets	596,036	468,006
Inventories	307,972	250,057
Total current assets	2,249,899	1,855,406
Property, plant and equipment, net	1,187,809	1,010,710
Total assets	4,415,709	3,840,331
Short-term debt, including current portion of long-term debt	$4,000	$3,815
Accounts payable	812,987	543,538
Contract liabilities	186,770	175,627
Total current liabilities	1,263,967	962,197
Long-term debt, net of discount and issuance costs	969,456	912,336
Total long-term liabilities	1,217,314	1,115,881
Total stockholders’ equity	1,934,428	1,762,253
Total liabilities and stockholders’ equity	4,415,709	3,840,331

SUPPLEMENTAL DATA
	Second Quarter		First Two Quarters
	2026	2025	2026	2025
Gross margin	21.1%	20.3%	21.2%	20.2%
Operating margin	10.9%	8.5%	9.8%	8.1%

	Second Quarter		First Two Quarters
	2026	2025	2026	2025
End market breakdown[1]:
Aerospace and Defense	37%	45%	39%	47%
Automotive	8%	11%	8%	11%
Data Center and Networking	40%	29%	38%	28%
Medical, Industrial, and Instrumentation	15%	15%	15%	14%

	Second Quarter		First Two Quarters
	2026	2025	2026	2025
Operating segment data[1]:
Net sales:
Aerospace & Defense	$382,750	$335,183	$734,414	$651,433
Commercial	621,605	395,624	1,116,648	728,329
Intersegment eliminations	(301)	(186)	(1,032)	(473)

Total net sales	$1,004,054	$730,621	$1,850,030	$1,379,289

Segment operating income:
Aerospace & Defense	63,861	48,145	118,640	90,514
Commercial	112,676	60,069	194,244	103,718

Total segment operating income	$176,537	$108,214	$312,884	$194,232

Unallocated amounts:
Restructuring	(340)	(1,408)	(636)	(2,122)
Acquisition-related and other charges	(4,749)	—	(4,946)	—
Stock-based compensation	(13,292)	(9,188)	(37,648)	(17,975)
Other corporate expenses	(39,877)	(26,625)	(69,702)	(43,658)
Amortization of definite-lived intangibles	(9,224)	(9,224)	(18,448)	(18,448)

Total operating income	$109,055	$61,769	$181,504	$112,029

RECONCILIATIONS[2]
	Second Quarter		First Two Quarters
	2026	2025	2026	2025
Non-GAAP gross profit reconciliation[3]:
GAAP gross profit	$211,858	$148,109	$393,039	$279,081
Add back item:
Amortization of definite-lived intangibles	2,336	2,336	4,671	4,671
Stock-based compensation	3,771	2,827	7,438	5,500
Unrealized (gain) loss on commodity hedge	1,785	(283)	3,279	(1,059)

Non-GAAP gross profit	$219,750	$152,989	$408,427	$288,193

Non-GAAP gross margin	21.9%	20.9%	22.1%	20.9%
Non-GAAP operating income reconciliation[4]:
GAAP operating income	$109,055	$61,769	$181,504	$112,029
Add back items:
Amortization of definite-lived intangibles	9,224	9,224	18,448	18,448
Stock-based compensation	13,292	9,188	37,648	17,975
Unrealized (gain) loss on commodity hedge	1,785	(283)	3,279	(1,059)
Restructuring, acquisition-related and other charges	5,089	1,523	5,582	2,237

Non-GAAP operating income	$138,445	$81,421	$246,461	$149,630

Non-GAAP operating margin	13.8%	11.1%	13.3%	10.8%
Non-GAAP net income and EPS reconciliation[5]:
GAAP net income	$83,047	$41,530	$133,035	$73,708
Add back items:
Amortization of definite-lived intangibles	9,224	9,224	18,448	18,448
Stock-based compensation	13,292	9,188	37,648	17,975
Non-cash interest expense	588	536	1,142	1,067
Loss on extinguishment of debt	747	—	747	—
Unrealized (gain) loss on commodity hedge	1,785	(283)	3,279	(1,059)
Unrealized (gain) loss on foreign exchange	(226)	5,750	(1,209)	7,964
Unrealized loss on derivative instruments	13,994	—	13,994	—
Restructuring, acquisition-related and other charges	5,089	1,543	5,582	2,257
Income taxes[6]	(20,661)	(6,727)	(25,705)	(7,167)

Non-GAAP net income	$106,879	$60,761	$186,961	$113,193

Non-GAAP earnings per diluted share	$0.99	$0.58	$1.74	$1.08

	Second Quarter		First Two Quarters
	2026	2025	2026	2025
Adjusted EBITDA reconciliation[7]:
GAAP net income	$83,047	$41,530	$133,035	$73,708
Add back items:
Income tax (benefit) provision	(1,800)	3,995	6,737	12,808
Interest expense	10,496	11,095	21,096	22,559
Amortization of definite-lived intangibles	9,224	9,224	18,448	18,448
Depreciation expense	31,122	27,692	60,414	54,555
Stock-based compensation	13,292	9,188	37,648	17,975
Loss on extinguishment of debt	747	—	747	—
Unrealized (gain) loss on commodity hedge	1,785	(283)	3,279	(1,059)
Unrealized (gain) loss on foreign exchange	(226)	5,750	(1,209)	7,964
Unrealized loss on derivative instruments	13,994	—	13,994	—
Restructuring, acquisition-related and other charges	5,089	1,543	5,463	2,257

Adjusted EBITDA	$166,770	$109,734	$299,652	$209,215

Adjusted EBITDA margin	16.6%	15.0%	16.2%	15.2%
Free cash flow reconciliation:
Operating cash flow	$96,429	$97,804	$118,172	$87,149
Capital expenditures, net	(50,416)	(60,234)	(157,217)	(123,454)

Free cash flow	$46,013	$37,570	$(39,045)	$(36,305)

[1]

Prior year end market revenue has been recasted due to merged Data Center Computing and Networking end markets. The operating segment data has been recasted also due to strategically realigning the RF and Specialty Components (RF&S Components) segment within the A&D segment during the quarter ended March 30, 2026.

[2]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the most comparable GAAP metric in our consolidated condensed statements of operations.

[3]	Non-GAAP gross profit and gross margin measures exclude amortization of definite-lived intangibles, stock-based compensation, and unrealized (gain) loss on commodity hedge.

[4]

Non-GAAP operating income and operating margin measures exclude amortization of definite-lived intangibles, stock-based compensation, unrealized (gain) loss on commodity hedge, restructuring, acquisition-related, and other charges.

[5]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of definite-lived intangibles, stock-based compensation, non-cash interest expense, loss on extinguishment of debt, unrealized (gain) loss on commodity hedge, unrealized (gain) loss on foreign exchange, unrealized loss on derivative instruments, restructuring, acquisition-related, and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[6]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.

[7]

Adjusted EBITDA is defined as earnings before income tax (benefit) provision, interest expense, amortization of definite-lived intangibles, depreciation expense, stock-based compensation, loss on extinguishment of debt, unrealized (gain) loss on commodity hedge, unrealized (gain) loss on foreign exchange, unrealized loss on derivative instruments, restructuring, acquisition-related, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.